EXHIBIT 21

INDEPENDENCE HOLDING COMPANY

Subsidiaries as of March 1, 2006

Subsidiary	Jurisdiction

Independence Capital Corp.	Delaware
Madison National Life Insurance Company, Inc.	Wisconsin
Madison Investors Corporation	Delaware
IC West Underwriting Services LLC	Delaware
Credico Insurance Services, Inc.	North Carolina
Credico Life Insurance Company	Nevis
Standard Security Life Insurance Company of New York	New York
Standard Security Investors Corporation	New York
SSH Corp.	Delaware
Majestic Underwriters LLC	Delaware
Strategic Health Associates Inc.	Delaware
HPA Holdings Corp.	Arizona
Health Plan Administrators, Inc.	Illinois
HPA Marketing, Inc.	Illinois
GroupLink, Inc.	Indiana
GroupLink Reinsurance Company, Ltd.	Turks & Caicos
On-Line Brokerage, Inc.	Delaware
IAC Holding Corp.	Delaware
Insurers Administrative Corporation	Arizona
Interlock Corporation	Arizona
Community America Insurance Services, Inc.	Delaware
Madison Standard Corp.	Wisconsin
Independence Holding LLC	Delaware
G.P. Associates Holding Corp.	Delaware
MAP Holdings, Inc.	Delaware
Medical Alliance Partnership LP	Minnesota
Independence Preferred Trust I	Delaware
Independence Preferred Trust II	Delaware
Independence Preferred Trust III	Delaware